SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
☐	Definitive Information Statement

JAVAKINGCOFFEE, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:

3.          Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed::

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

JAVAKINGCOFFEE, INC.

Suite 248, 811A Ryan Road

Richmond, British Columbia Canada V7A 2E4

Telephone: 778.891.5280

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of a name change of our company from “Javakingcoffee, Inc.” to “Zingo, Inc.”. This Information Statement is being furnished to the shareholders of record of our common stock, par value $.001, as determined by our board of directors to be the close of business on July 22, 2005.

Our board of directors unanimously approved the name change of our company to “Zingo, Inc.” on July 14, 2005. Our company thereafter received the written consent from shareholders of our company holding a majority of the outstanding shares of our common stock on July 15, 2005. Upon the expiration of the 20 day period required by Rule 14c and in accordance with the provisions of the Private Corporations Code of the State of Nevada, our company intends to file a Certificate of Amendment to our Articles of Incorporation to effect the name change. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We anticipate that our company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on July 22, 2005, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of July 14, 2005, there were 3,500,000 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about July 29, 2005, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

DESCRIPTION OF OUR COMPANY

We were incorporated on July 15, 2002 under the laws of the State of Nevada under the name "Titan Web Solutions, Inc.". On August 18, 2003, we changed our name to "Javakingcoffee, Inc.".

We are in the business of offering a full range of business consulting services to retailers in the specialty coffee industry in China. We provide advice and assistance to entrepreneurs and small business owners in China on the development and operation of trendy, high-volume specialty coffee retail outlets.

The number of specialty coffee shops in China has grown quickly over the last few years, particularly in Beijing and Shanghai. As the popularity of coffee drinking among white collar workers and college students in China continues to grow, we believe that a large number of independent specialty coffee shops will be opened in the near future. As a result, we believe that there will be a market for businesses able to provide knowledge and expertise on how to design and operate North American style specialty coffee outlets.

In order to assist the development of our business, we have drafted an online operations manual as a tool for our prospective clients. This operations manual, written in Chinese, is designed to assist prospective clients to:

•	determine the type of specialty coffee business that is suitable for them;
•	evaluate the local market for a specialty coffee business;
•	select locations for the specialty coffee business;
•	identify and select appropriate suppliers and equipment;
•	develop a well-organized business plan;
•	train and recruit employees; and
•	market their business.

In the future, existing and prospective clients will be given a password that will enable them to access the operations manual from our website. If our initial efforts are successful and we are able to generate significant revenues, we hope to expand our website to function as an online community where future clients can interact with one another and obtain information on economic trends and trends within the specialty coffee industry.

In addition, our President, Chen (Jason) Wu, has continued to develop business contacts within China. As a result of Mr. Wu's efforts, the State Economic Trade Commission of China, the Economic and Trade Commission of the Province of Jiangsu and a private company known as the Hailan Group have each agreed to assist our efforts to seek prospective clients. Through these entities, we successfully obtained two consulting contracts. One contract is with Beijing CXSD Investment Co., Ltd.

to build an American style specialty coffee shop and the other contract is with H&H Co., Ltd. to upgrade our current coffee shop to improve its look and feel to an American style.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since January 1, 2004, being the commencement of our last completed financial year;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose the name change as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, there were 3,500,000 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company’s common stock is entitled to one vote.

The following table sets forth, as of July 14, 2005, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Chen (Jason) Wu #248, 811A Ryan Road Richmond, British Columbia Canada V7A 2E4	1,000,000 common shares	28.57%
Udaya Madanayake 1532 Manning Avenue Port Coquitlam, British Columbia Canada V3B 1K5	1,000,000 common shares	28.57%
Directors and Executive Officers as a Group	2,000,000 common shares	57.14%
(1)

Based on 3,500,000 shares of common stock issued and outstanding as of July 14, 2005. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange

Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

AMENDMENT TO OUR COMPANY'S ARTICLES

On July 14, 2005, our board of directors approved an amendment to our Articles of Incorporation to change the name of our company from “Javakingcoffee, Inc.” to “Zingo, Inc.”. The name change is subject to our company obtaining shareholder approval from a majority of votes entitled to be voted in favor of the name change by written consent or at a duly called meeting of our shareholders and further subject to the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada.

Our company obtained shareholder approval for the name change by written consent on July 15, 2005, from shareholders holding 2,000,000, or 57.14%, of the issued and outstanding shares of our common stock. The name change will not become effective until (i) at least 20 days after we deliver the Information Statement to our shareholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Nevada.

DISSENTERS’ RIGHTS

Pursuant to the Private Corporations Code of the State of Nevada, shareholders of our common stock are not entitled to dissenters’ rights of appraisal with respect to the name change.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our company, including financial statements, you may refer to our Form 10-KSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov or by calling our secretary at 778.891.5280.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Javakingcoffee, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

July 18, 2005.

JAVAKINGCOFFEE, INC.

By: /s/ Chen (Jason) Wu

Chen (Jason) Wu

                President and Director

APPENDIX A

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:	Javakingcoffee, Inc.
2.	The articles have been amended as follows: (provide article numbers, if available):

Article 1 of the Company is amended to read: Zingo, Inc.

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is: _____%

4.	Effective date of filing (optional): _____________________________________________
(must not be later than 90 days after the certificate is filed)
5.	Officer Signature (required): ________________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.